UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2022
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
475 Quaker Meeting House Road Honeoye Falls, NY		14472
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 27, 2022, Hyzon Motors Technology (Shanghai) Co., Ltd. (“Hyzon Shanghai”), a limited company organized under the laws of the People’s Republic of China and an indirect, wholly owned subsidiary of Hyzon Motors Inc. (the “Company”), entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Hyzon Motors Technology (Guangdong) Co., Ltd. (“Hyzon Guangdong”), a limited company organized under the laws of the People’s Republic of China and a direct, wholly owned subsidiary of Hyzon Shanghai, and Hymas PTE Ltd. (“HYMAS”), a company organized under the laws of Singapore and the Company’s direct, controlling shareholder owning approximately 62.75% of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Under the terms of the Equity Transfer Agreement, Hyzon Shanghai agreed to sell all of its equity interest in Hyzon Guangdong to HYMAS for approximately $3.1 million in cash, subject to certain adjustments.

Together with the execution of the Equity Transfer Agreement, on December 27, 2022, the Company entered into a Share Buyback Agreement (the “Share Buyback Agreement”) with HYMAS whereby the Company repurchased approximately 3.8 million shares of Common Stock from HYMAS in exchange for approximately $6.4 million in cash, based on the 7-day weighted average closing price of $1.71 per share of Common Stock. Pursuant to the Share Buyback Agreement, HYMAS will use a portion of the cash received to fund the transactions contemplated by the Equity Transfer Agreement, including paying the purchase price for Hyzon Guangdong and paying intercompany balances owed by Hyzon Guangdong to Hyzon Shanghai.

The foregoing agreements involving the transfer by Hyzon Shanghai of Hyzon Guangdong to HYMAS reflects the Company’s strategic decision to exit the truck market and wind down the commercial truck portion of its operations in China, while continuing its China-based research and development and procurement operations.

Closing of the foregoing transactions occurred on the date of execution of the agreements.

The foregoing summary of the terms and conditions of the Equity Transfer Agreement and the Share Buyback Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity Transfer Agreement and the Share Buyback Agreement, copies of which are filed as Exhibit 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Equity Transfer Agreement, dated December 27, 2022, by and among Hyzon Motors Technology (Shanghai) Co., Ltd., Hyzon Motors Technology (Guangdong) Co., Ltd. and Hymas PTE Ltd.
10.2	Share Buyback Agreement with Hymas PTE Ltd., dated December 27, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: December 28, 2022	By:	/s/ Samuel Chong
	Name:	Samuel Chong
	Title:	Chief Financial Officer